HCIM Trust

Distribution Agreement

September 1, 2013

Hatteras Capital Distributors, LLC
8540 Colonnade Center Drive
Suite 401
Raleigh, NC 27615

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, HCIM Trust (the "Trust"), an open-end management investment company organized as a statutory trust under the laws of the State of Delaware, and consisting of one or more separate series, has appointed you, the "Distributor," and that you shall be the exclusive distributor in connection with the offering and sale of the shares of beneficial interest, par value $0.001 per share (the "Shares"), corresponding  to  each  of  the  series  of  the  Trust  listed  in  Exhibit  A,  as  the  same  may  be supplemented from time to time (each such series, a "Fund'). Each Fund may offer one or more classes of its shares (each a "Class") which Classes shall have such relative rights and conditions and shall be sold in the manner set forth from time to time in the Trust's Registration Statements, as defined below.   The organization, administration and policies of each Fund are described in its respective Prospectuses and SAIs (as those terms are defined below).    (This letter, as amended from time to time, shall be referred to hereinafter as the "Agreement".)

1.	Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

"Effective  Date"  shall  mean  the  date  that  any  Registration  Statement  or  any post-effective amendment thereto becomes effective.

The "Initial Acceptance Date" of any Fund shall mean the first date on which the Trust sells Shares of such Fund pursuant to any Registration Statement.

"Preliminary  Prospectus" shall  mean any  preliminary  prospectus relating to  the Shares of a Fund or Funds or one or more Classes included in any Registration Statement or filed  with  the  Securities  and  Exchange  Commission  (the  "Commission")  pursuant  to Rule 497(a).

"Prospectus" shall mean any prospectus relating to the Shares of a Fund or Funds or one or more Classes, filed with the Commission pursuant to Rule 497  or,  if  no filing pursuant to Rule 497 is required, the form of final prospectus relating thereto included in any Registration Statement, in each case together with any amendments or supplements thereto.

"Registration  Statement"  shall  mean  any  registration  statement  on  Form N-IA relating to the Shares of a Fund, including all exhibits thereto, as of the Effective Date of the most recent post-effective amendment thereto.

"Rule 497" refers to such rule (or any successor rule or rules) under the Securities Act (as defined in Section 2 below).

"SAl"  shall mean any statement of additional information relating to the Shares of a Fund or Funds or one or more Classes, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497  is required, the final statement of additional  information included in any Registration Statement.

References in this Agreement to "rules and regulations" shall be deemed to be references to such rules and regulations as then in effect, and references to this Agreement and the Fund Agreements (as defined in Section 2 below), shall be deemed to be references to such agreements as then in effect.

All capitalized terms used in this Agreement that are not separately defined herein shall have the respective meaning set forth in the Registration Statement.

2.
Representations and Warranties. The Trust represents and warrants to and agrees with you, for your benefit and the benefit of each Selling Agent (as defined in Section 3 below), as set forth below in this Section 2.  Each of the representations, warranties and agreements made in this Section 2 shall be deemed made on the date hereof, on the date of any filing of any Prospectus pursuant to Rule 497 and any Effective Date after the date hereof, with the same effect as if made on each such date.

(a)     The Trust meets the requirements for use of Form N-IA under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission under each such Act and in respect of said form (or of such successor form as the Commission may adopt).  The Trust has filed with the Commission Registration Statements on Form N-IA with respect to an indefinite number of Shares of the Funds and is duly registered as an open-end management investment company.   Prior to the date hereof, the Trust has filed post-effective amendments to the Registration Statements for the registration under the Securities Act and the Investment Company Act of the offering and sale of the  Shares of the Funds, each of which has previously been furnished to you.   Each such amendment has become effective, or will become effective prior to the first date of public sale, and no stop order  suspending  the  effectiveness  of  any  such  amendment  has  been  issued  and  no proceeding for that purpose has been initiated or threatened by the Commission.

(b)     Each Registration Statement, Prospectus and SAl conform, and any further amendments or supplements to any Registration Statement, Prospectus or SAl will conform, in all material respects, with the Securities Act and Investment Company Act and the rules and regulations thereunder; the Prospectuses and the SAIs do not include any untrue statement of a material

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fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on each Effective Date, the Registration Statements did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust makes no representations or warranties as to the information contained in or omitted from any Registration Statement, Prospectus or SAl in reliance upon and in conformity with information furnished in writing to the Trust by you (with respect to information relating solely to your role as distributor of the Shares of the Funds) expressly for use therein.

(c)     The Trust has been duly created and is lawfully and validly existing as a statutory trust under the laws of the State of Delaware, and has, on the date hereof, and will have, on and after the date hereof, full power and authority to own its properties and conduct its business as described in each Registration Statement, Prospectus and SAl, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

(d)     Issuance of  the  Shares  of  the  Funds  as contemplated  by this  Agreement  and  by each Prospectus and SAl has been duly and validly authorized, and the Shares of the Funds, when issued and paid for as contemplated hereby and thereby, will be fully-paid and, except as contemplated by the Prospectus and SAl, nonassessable and will conform to the description thereof contained  in the corresponding Prospectus and SAL   The holders of outstanding shares of each Fund are not entitled to preemptive or other rights to subscribe for the Shares of any Fund, other than as contemplated by the Prospectus and SAl relating to each Fund.

(e) This Agreement has been duly authorized, executed and delivered by the Trust.

(g)     The Fund Agreements constitute or will constitute, on and after the Initial Acceptance Date, assuming due authorization, execution and delivery by the parties thereto other than the Trust, valid and legally binding instruments, enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(h)     No consent, approval, authorization or order of any court or governmental agency or body is or shall be required, as the case may be, for the consummation from time to time of the transactions contemplated by this Agreement and the Fund Agreements, except such as may be required (i) under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act, the rules and regulations under each of the  foregoing  or  the  Conduct  Rules  of  the  Financial  Industry  Regulatory  Authority

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("FINRA") (any  of  which  that  were  required  before offers  were  made  will  have  been obtained  before such offers were made and all of which will have been obtained, with respect to each Fund, by the Effective Date of the post-effective amendment relating to the Fund, except for those which become required under such acts or rules or any other law or regulation after the Fund's Effective Date but that were not required before such Effective Date, all of which shall be obtained in a timely manner) or (ii) state securities laws of any jurisdiction in connection with the issuance, offer or redemption of the Shares of each Fund by the Trust.

(i)     The  operations  and  activities  of  the  Trust  and  each  Fund  as  contemplated   by  the Prospectuses and the SA Is, the performance by the Trust and each Fund of this Agreement and the Fund Agreements, the making of the offer or the sale of Shares of each Fund and consummation from time to time of such sales, the redemption of Shares of each Fund, or any other transactions contemplated herein, in the Fund Agreements, in the Prospectuses or in the SAIs, will not conflict with, result in a breach of, or constitute a default under, the declaration of trust or the Trust's by-laws or, in any material respect, the terms of any other agreement or instrument to which the Trust is a party or by which it is bound, or any order or regulation applicable to the Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust.

G)     There is not pending, or to the best knowledge of the Trust, threatened, any action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which the Trust is (or, to the best knowledge of the Trust, is threatened to be) a party, of a character required to be described in any Registration Statement, Prospectus or SAl which is not described as required.

(k)    There is no contract or other document of a character required to be described in any Registration Statement, Prospectus or SAl, or to be filed as an exhibit, which is not described or filed as required.

(l)      Except as stated or contemplated in the Registration Statements, Prospectuses and SAIs, (i) the Trust has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, whether or not in the ordinary course of business, that are material to the Trust, (ii) there has not been any material adverse change, or, any development involving a  prospective material adverse change, in the condition (financial or other) of the Trust, (iii) there has been no dividend or distribution paid or declared in respect of the Trust, and (iv) the Trust has not incurred any indebtedness for borrowed money.

(m)    Each Fund will elect or has elected to be treated as a regulated investment company as defined in Section 851(a) of the Internal Revenue Code of 1986 for its first taxable year and will operate so as to qualify as such in its current and all subsequent taxable years.

(n)     Except as stated or contemplated in any Prospectus or SAl, the Trust  owns  all  of  its assets free and clear in all material respects of all liens, security interests, pledges, mortgages, charges and other encumbrances or defects.

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3.         Selection of Selling Agents; Other Services as Distributor.

(a)     With respect to each Class subject to a sales charge, the Distributor shall have the right on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, to make arrangements for (i) securities dealers (including bank-affiliated dealers) that are members in good standing of FINRA, (ii) foreign securities dealers which are not eligible for  membership in FINRA who have agreed to comply as though they were FINRA members with the provisions of Sections 2730, IM-2730,  2740,  IM-2740,  2750  and  IM-2750 of  the  Conduct  Rules  of  FINRA  and  with Section 2420 thereof as that Section applies to a non-FINRA member broker or dealer in a foreign country, or (iii) banks, as defined in Section 3(a)(6) of the Exchange Act, which are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, to solicit from the public orders to purchase Shares of the Funds. Such securities dealers and banks ("Selling Agents") selected by you in accordance with selling agreements with you ("Selling Agreements") shall solicit such orders pursuant to their respective Selling  Agreements.   You  will act  only on  your own  behalf as  principal in entering into each such Selling Agreement.

(b)     You acknowledge that the only information provided to you by the Trust is that contained in each Registration Statement, Prospectus and SAL  Neither you nor any Selling Agent nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the relevant Registration Statement, Prospectus and SAl and any sales literature approved by appropriate representatives of the Trust.  You may undertake or arrange for such advertising and promotion as you believe is reasonable in connection with the solicitation of orders to purchase Shares of a Fund; provided, however, that you will provide the Trust with and obtain the Trust's approval of copies of any advertising and promotional materials approved, produced or used by you prior to their use. You will file such materials with the Commission and FINRA as may be required by the Exchange Act and the Investment Company Act and the rules and regulations thereunder and by the rules of FINRA.

(c)     You  agree  to  perform  such  services  as  are  described  in  each  Registration  Statement, Prospectus and SAl as to be performed by the Distributor.  You may, subject to applicable law and approval by the Board of Trustees of the Trust, appoint a sub-distributor to perform certain of the services to be performed by you hereunder.

(d)     All of your activities as distributor of the Shares of the Funds shall comply, in all material respects, with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Commission or by any securities association registered under the Exchange Act, including FINRA, as in effect from time to time.

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4.         Offering by the Distributor.

(a)     You will act as agent for the Trust in the distribution of Shares of the  Funds and you agree to use your best efforts to offer and sell Shares of the Funds subject to a sales charge to the public at the public offering price as set forth in the relevant Prospectus, subject to any waivers or reductions of any applicable sales charges, dealer allowances and fees as you and each of the Selling Agents, if any, shall have agreed to in writing.   Notwithstanding the foregoing or anything in this Agreement to the contrary, the Trust may withdraw or suspend the offering of Shares of a Fund at any time in its sole discretion.  You may also subscribe for Shares of a Fund as principals for resale to the public or for resale to Selling Agents. You shall devote reasonable time and effort to effect sales of Shares of the Funds, but you shall not be obligated to sell any specific number of Shares.  Nothing contained herein shall prevent you from entering into like distribution arrangements with other investment companies or other issuers.

(b)     The Distributor is authorized to purchase Shares of any Fund presented to them by Selling Agents at the price determined in accordance with, and in the manner set forth in, the Prospectus for such Fund.

(c)     Unless you are otherwise notified by the Trust, any right granted to you to accept orders for Shares of any Fund or to make sales on behalf of the Trust or to purchase Shares of any Fund for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding securities of any such company, and (ii) Shares that may be offered by the Trust to shareholders by virtue of their being such shareholders.

5.        Compensation.

(a)     With respect to any Class which is sold to the public subject to a sales charge, you will be entitled to receive that portion of the sales charges applicable to sales of Shares of such Class and not reallocated to Selling Agents as set forth in the relevant Prospectus, subject to any waivers or reductions of such sales charges, if any, in accordance with Section 4 of this Agreement.  In addition, you shall be entitled to receive the entire amount of any contingent deferred sales charge imposed and paid by shareholders upon the redemption or repurchase of Shares of any Class subject to such charges as set forth in the relevant Prospectus, subject to any waivers or reductions of such sales charges that may be disclosed in such Prospectus. With respect to any shares sold subject to a contingent deferred sales charge, such charge shall be payable in such amounts as disclosed in the applicable Prospectus as the same was in effect at the time of sale. The right to receive any contingent deferred sales charge granted hereunder shall apply to all shares sold during the term of this Agreement, and to the extent permitted by the Investment Company Act and other applicable laws, shall continue with respect to such shares notwithstanding termination of this Agreement.   In connection with each transaction in which you are acting as a Selling Agent, you also will be entitled to that portion of the  sales charges, if any, payable to a Selling Agent in such transaction.

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(6)     The Trust has entered into a Plan (or Plans) of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Rule  12b-J  Plan") with respect to one or more classes of one or more Funds. The Trust shall pay to you as distributor of such Classes the compensation pursuant to each Rule 12b-1 Plan as shall be set forth from time to time in the Prospectuses and SAIs and provided for under that Rule 12b-l Plan.

(c) The amounts payable as compensation pursuant to this Section 5 shall be subject to the limitations in Section 2830 of the Conduct Rules of FINRA.

6.         Undertakings.   The Trust agrees with you, for your benefit, that:

(a)     The Trust shall sell Shares of the Funds so long as it has such Shares available for sale and shall cause the transfer agent (the "Transfer  Agent") to record on its books the ownership of such Shares registered in such names and amounts as you have requested in writing or other means, as promptly as practicable after receipt by the Trust of the payment therefor.  The Trust will make such filings under the Investment Company Act with, and pay such fees to, the Commission as are necessary to register Shares of any Fund sold by you on behalf of the Trust.

(b)     Subject to Section 7 of this Agreement, the Trust will furnish to you as many conformed copies of the Registration Statements including exhibits thereto, on each Effective Date, as you may reasonably request for yourself and for delivery to the Selling Agents and, so long as delivery of a Prospectus or SAl by you or any Selling Agent may be required by law, the number of copies of each  Prospectus and each SAl  as you  may reasonably request for yourself and for delivery to the Selling Agents.

(c)     To the extent required by applicable state law, the Trust will use its best efforts to arrange for the qualification of an appropriate number of the Shares of the Funds for sale under the laws of such of the 50 states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam, and such other jurisdiction as you and the Trust may approve, and will maintain such qualifications in effect as long as may be reasonably requested by you, provided that the Trust shall not be required in connection herewith or as a condition hereto to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.  You shall furnish such information and other material relating to your affairs and activities as may be required by the Trust in connection with such qualifications.

(d)     The Trust shall keep you informed in all material respects with respect to its affairs and, subject to Section 7 of this Agreement, the Trust, if so requested, will furnish to you, as soon as they are available (with sufficient copies for the Selling Agents), copies of all reports, communications and financial statements sent by the Trust to its shareholders or filed by, or on behalf of, the Trust with the Commission.

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7.        Expenses.

(a)	The Trust will pay (or will enter into arrangements providing that parties other than you will pay) all fees and expenses:

(1)       in connection with the preparation, setting in type and filing of the Registration Statements (including Prospectuses and SAIs) under the Securities Act or the Investment Company Act, or both, and any amendments or supplements thereto that may be made from time to time;

(2)       in connection with the registration and qualification of Shares of the Funds for sale in the various jurisdictions in which it is determined to be advisable to qualify such Shares of the Funds for sale (including registering the Trust as a broker or dealer or any officer of the Trust or other person as agent or salesman of the Trust in any such jurisdictions);

(3) of preparing, setting in type, printing and mailing any notice, proxy statement, report, Prospectus, SAl or other communication to shareholders in their capacity as such;

(4) of preparing, setting in type, printing and mailing Prospectuses annually, and any supplements thereto, to existing shareholders;

               (5)       of any issue taxes or any initial transfer taxes;

(6)       of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

(7)	of the cost of printing and postage of business reply envelopes sent to shareholders;

(8)
permitted to be paid or assumed by any Fund or Funds or any Class thereof pursuant to (a) a Rule 12b-1 Plan adopted by such Fund or Funds in conformity with the requirements of Rule 12b -1 under the Investment Company Act ("Rule 12b-1") or any successor rule, notwithstanding any other provision to the contrary herein or (b) any other plan adopted by a Fund providing for account administration or shareholder liason services (a "Service Plan");

(9) of the expense of setting in type, printing and postage of any periodic newsletter to shareholders other than the portion allocated to you in this Section 7;

(10) of the salaries and overhead of persons employed by you as shareholder representatives other than the portion allocated to you in this Section 7; and

               (11)     of the  Fund not borne by you pursuant to this Section 7.

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(b) Except as provided in any Rule 12b-l Plan or Service Plan, you shall pay or arrange for the payment of all fees and expenses:

               (I)          of advertising in connection with the offering of Shares of the  Funds to the public;

(2)       incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, partners, directors, agents or representatives under Federal and state laws;

(3)       of  that  portion  of  the  salaries  and  overhead  of  persons  employed  by  you  as shareholder representatives attributable to the time spent by such persons in responding to requests from investors, but not shareholders, for information about the Trust;

(4) of any activity which is primarily intended to result in the sale of Shares of any Class of a Fund.

8.        Indemnification and Contribution.

(a)      The Trust will indemnify you and hold you harmless against any losses, claims, damages or liabilities, to which you may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Registration Statement, Prospectus, or SAl or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAl in reliance upon and in conformity with written information furnished to the Trust by you expressly for use therein.

(b)     You will indemnify and hold harmless the Trust against any losses, claims, damages or liabilities to which the Trust may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAl, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAl in reliance upon and in conformity with written information furnished to the Trust by you expressly for use therein;

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and will reimburse the Trust for any legal or other expenses reasonably incurred by the Trust in connection with investigating or defending any such action or claim.

(c)     Promptly after receipt by an indemnified  party under subsection  (a) or (b) above of notice of the commencement of any action, such indemnified  party shall, if a claim in respect thereof is to be made against the indemnifying  party under such subsection,  notify the indemnifying party   in  writing   of  the   commencement  thereof;   but  the   omission   so   to  notify   the indemnifying   party  shall  not  relieve  it  from  any  liability  which  it  may  have  to  any indemnified  party otherwise  than  under such subsection.   In case any such action  shall  be brought against any indemnified  party, such indemnified  party shall notify the indemnifying party  of  the  commencement  thereof   and  the  indemnifying   party  shall   be  entitled   to participate  therein  and, to the extent that it shall  wish, jointly  with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified   party  (who  shall  not,  except  with  the  consent  of  the  indemnified  party,  be counsel to the indemnifying  party), and, after notice from the indemnifying party to such indemnified  party  of its election so to assume  the defense  thereof,  the indemnifying  party shall not be liable to such indemnified  party under such subsection  for any legal expenses of other counsel or any other expenses, in each case subsequently  incurred by such indemnified party, in connection  with the defense thereof other than reasonable costs of investigation.

(d)     The obligations  of the Trust under this Section 8 shall  be in addition  to any liability which the Trust may otherwise  have and shall extend, upon the same terms and conditions, to each person,  if  any,  who  controls  you  within  the  meaning  of  the  Securities  Act;  and  your obligations  under this Section 8 shall be in addition to any liability which you may otherwise have and shall extend,  upon the same terms and conditions,  to each trustee or officer of the Trust  (including  any  person  who,  with  his consent,  is named  in the relevant  Registration Statement as about to become a trustee of the Trust) and to each person, if any, who controls the Trust within the meaning of the Securities Act.

(e)     It is understood,  however,  that nothing in this Section 8 shall protect any indemnified  party against,  or  entitle  any  indemnified  party  to  indemnification  against,  or contribution  with respect to, any  liability to the Trust or its shareholders to which such  indemnified  party is subject, by reason of its willful misfeasance,  bad faith or gross negligence in the performance of its duties,  or by reason of any reckless disregard  of its obligations  and duties, under this Agreement,  or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the Investment Company Act.

9.        Term.

(a)     This Agreement  shall commence  on the date first set forth above and continue in effect until August   31,   2015   and   then   for   successive   annual   periods   thereafter,   provided   such continuance  is specifically  approved at least annually  by (i) the trustees of the Trust or (ii) a vote of a majority  (as defined  in the Investment  Company  Act) of the Fund's  outstanding voting securities,  provided that in either event the continuance  is also approved  by a vote of a majority  of  the  trustees  of  the  Trust  who  are  not  interested  persons  (as  defined  in  the Investment  Company  Act) of the Trust or any party to this Agreement,  by vote cast in person

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at a meeting called for the purpose of voting on such approval.   The Trust authorizes,  if and when you so determine,  you to assign to a third party any payments  with respect to one or more Classes of Shares that you are entitled to receive for your services hereunder, including any payments of initial or deferred sales charges or payments in accordance with a Rule 12b-
1 or Service  Plan so long as such Plan is in effect, free and clear of any offset, defense or counterclaim the Trust may have against you and except to the extent that any change or modification  after the date hereof of (x) the provisions of the Investment Company  Act, the rules  and  regulations  thereunder  or  other  applicable  law  or  (y)  any  interpretation  of  the Investment  Company  Act, the rules and regulations thereunder  or other applicable  law shall restrict your right to make such transfer free and clear of any offset, defense or counterclaim.

(b)     The  sale of Shares  of the Funds  in accordance  with the terms  of this Agreement  shall  be subject to termination  or suspension  in the absolute discretion of the Trust, by notice given to you as set forth in Section 11 hereof.

(c)     This Agreement will terminate automatically  in the event of its assignment  (as defined in the Investment  Company  Act).   In addition, this Agreement  may be terminated  by the Trust at any time with respect to any Class of its Shares, without the payment of any penalty, by vote of a majority of the trustees  of the Trust who are not interested  persons (as defined  in the Investment  Company  Act) of the Trust or by a vote of a majority  of the outstanding  voting securities of such Class on 60 days' written notice.

10.
Representation  and Indemnities to Survive.  The respective  agreements,  representations, warranties,  indemnities  and  other  statements  of the  Trust  and  you  set  forth  in or  made pursuant  to this  Agreement  will, to the extent  permitted  by applicable  law, remain  in full force and effect,  regardless  of any investigation  made by or on behalf of you, any Selling Agent or the Trust, or any of the controlling persons referred to in Section 8 hereof, and will survive the offer of the Shares of the Funds.   The provisions of Section 7, 8 and 10 hereof and your right to receive any contingent  deferred sale charges shall, to the extent permitted by applicable law, survive the termination or cancellation  of this Agreement.

11.
Notices.  All communications hereunder  will be in writing  and effective  only on receipt, and, if sent to you, mailed, delivered or telegraphed and confirmed to you at Hatteras Capital Distributors,  LLC, 8540 Colonnade  Center  Drive, Suite 401, Raleigh, NC 27615, Fax No.: 919.846.3433, Attention:  J. Michael  Fields, or, if sent to the Trust, mailed, delivered or telegraphed  and  confirmed   to  it at  Hatteras  Capital  Distributors,  LLC,  8540  Colonnade Center Drive, Suite 401, Raleigh, NC 27615, Fax No.:  919.846.3433, Attention: J. Michael Fields.

12.
Affiliates. The Trust recognizes  that your partners, officers and employees  may from time to  time  serve  as  directors,  trustees,  officers  and  employees  of  corporations  and  business entities  (including  other  investment  companies),  and that  you or your affiliates  may enter into distribution or other agreements with other corporations and business entities.

13.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent set forth herein, each of the officers,

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Trustees and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.
Applicable  Law.   This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of applicable Federal law.   To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

15.
Miscellaneous.   The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.   This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Trust.

   Very truly yours,

By:           /s/ J. Michael Fields
Name:     J. Michael Fields
Title:       Chief Operating Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Hatteras Capital Distributors, LLC

By:           /s/ J. Michael Fields
Name:     J. Michael Fields
Title:       Chief Operating Officer

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EXHIBIT A

Hatteras Private Equity Intelligence Fund

Hatteras Disciplined Opportunity Fund

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